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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002 relating to the financial statements, which appears in Zoran Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/  PRICEWATERHOUSECOOPERS

San Jose, California
December 11, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS